Exhibit 99

ATTACHMENT 1

Statement of Changes in Beneficial Ownership
of Securities for Claus Moller

Name of Reporting Person	Claus Moller

Address of Reporting Person	590 Madison Avenue, 25th Floor New York, New York 10022

Date of Earliest Transaction Required to be Reported (Month/Day/Year)	09/04/13

Issuer Name and Ticker Symbol	Blount International, Inc. (BLT)

Relationship of Reporting Person to Issuer	10% Owner

Table I — Non-Derivative Securities Beneficially Owned

Title of Security	Transaction Date	Transaction Code (Code / V)	Securities Acquired (A) or Disposed of (D)	Amount of Securities Beneficially Owned Following Reported Transaction	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	09/04/2013	P	8,500 shares (A) for $11.8296 per share	7,346,703	Indirect (I)	By P2 Capital Master Fund IX, L.P.

Common Stock	09/05/2013	P / V	6,700 shares (A) for $11.9289 per share	7,353,403	Indirect (I)	By P2 Capital Master Fund IX, L.P.

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SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct as of September 6, 2013.

Claus Moller

s/Claus Moller